Exhibit 3(a)

THE DAYTON POWER AND LIGHT COMPANY

Regulations

April 9, 1981

THE DAYTON POWER AND LIGHT COMPANY

REGULATIONS

ARTICLE I

SHAREHOLDER’S MEETINGS

SECTION 1. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may be brought before the meeting shall be held within or without the State of Ohio, at such time and place as fixed by the Board of Directors.

SECTION 2. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, or the President, or the directors by action at a meeting, or by majority of the Board of Directors acting without a meeting, and shall be called by the President or the Secretary or the Treasurer upon the request of shareholders owning one-fourth (1/4) of the outstanding stock of the Company entitled to vote at such meeting or by such persons and in such event and manner as the Articles of Incorporation may provide. Except as otherwise provided by law, such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice.

SECTION 3. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting called for that purpose pursuant to these regulations.

SECTION 4. A notice in writing of every annual or special meeting of the shareholders stating the date, time, place and the purposes thereof shall be given to each shareholder entitled to vote and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Company not less than seven (7) days or more than sixty (60) days before any such meeting. Any shareholder may waive in writing, either before or after the holding of any meeting of the shareholders at which he is entitled to vote, any notice required to be given by law, the Articles of Incorporation or under these regulations, and the attendance at any such meeting by any such shareholder without protesting, prior to or at the commencement of such meeting, the lack of proper notice shall be a waiver by him of notice of such meeting.

SECTION 5. At all meetings of shareholders only such shareholders shall be entitled to vote in person or by proxy who appear upon the transfer books of the Company as the holders of shares at the time possessing voting power, or if a record date be fixed as herein provided, those appearing as such on such record date.

SECTION 6. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of any business, except as otherwise provided by law, by the Articles of Incorporation or by these regulations. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting originally called.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Except as otherwise provided by law or the Articles of Incorporation, all the capacity of the Company shall be vested in, and all of its authority shall be exercised by or under the direction of a Board of Directors, and said Board of Directors shall manage and conduct the business of the Company. Each director shall be a shareholder of the Company.

SECTION 2. The number of directors constituting the Board of Directors of the Company shall be not less than nine (9) nor more than fifteen (15). The number of directors may be increased or decreased by action of the Board of Directors upon the vote of a majority of the Board of Directors or by the vote of the shareholders present in person or by proxy at a meeting to elect directors, entitled to exercise a majority of the voting power on such proposal. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 3. Directors shall be elected at the annual meeting of shareholders and shall hold office until the annual meeting held next after their election or until their successors shall have been elected and qualified.

SECTION 4. All vacancies in the Board of Directors may be filled by the remaining directors at any regular or special meeting. A vacancy or vacancies in the Board of Directors shall be deemed to exist if the number of directors is increased by the Board of Directors. Any person chosen by the Board of Directors to fill a vacancy or vacancies on the Board of Directors shall hold office until the next annual meeting of shareholders.

SECTION 5. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the person who is authorized to preside at the annual meeting or by written consent of the directors.

SECTION 6. For his services as a director of this Company, each director, other than officers and employees of the Company, shall receive an allowance as shall be determined from time to time by the Board of Directors of a fixed amount per annum, plus an amount for each regular or special meeting of the Board of Directors or any committee thereof attended.

Directors who would otherwise not be present in the city where the meetings of the Board of Directors, or committee of the Board of Directors, are held, may be allowed such reasonable traveling expenses as are incurred by them in connection with attending any such meeting.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. The Board of Directors, by the affirmative vote of a majority of the Board of Directors, may designate three (3), or more, of their number, one of whom shall be the Chairman of the Board of Directors, if one be elected, and one of whom shall be the President of the Company, to constitute an Executive Committee. Each member of the Executive Committee shall continue to be a member thereof during the pleasure of a majority of the Board of Directors.

If such Executive Committee be designated, it shall act only in the intervals between meetings of the Board of Directors and shall possess and may exercise, in such manner as it shall deem for the best interests of the Company, all the powers of the Board of Directors in the management and direction of the business and affairs of the Company. The Executive Committee at all times, shall be subject to the control and direction of the Board of Directors.

SECTION 2. The Board of Directors shall designate either the Chairman of the Board of Directors or the President of the Company as Chairman of the Executive Committee, and the Executive Committee shall select and appoint its own Secretary. In the absence from any meeting of the Executive Committee of its Chairman, the Committee shall appoint a chairman of the meeting, and in the absence from any meeting of its Secretary, the Committee shall appoint a secretary of the meeting.

SECTION 3. A majority of the members of the Executive Committee shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn the meeting.

SECTION 4. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no powers as such.

SECTION 5. Any vacancy in the Executive Committee shall be filled by the affirmative vote of the majority of the Board of Directors.

SECTION 6. The Board of Directors may also appoint such other standing or temporary committees, from time to time, as they may deem fit, charged with such functions and invested with such powers of the Board of Directors as may be desired, and shall define such functions and the extent to which such powers shall be exercised. Any such committee shall be composed only of members of the Board of Directors and shall serve for such time as the Board of Directors may order. Any such committee shall act only in the interval between meetings of the Board of Directors, and shall be subject at all times to the control and direction of the Board of Directors. Any such committee may act by a majority of its members or by a writing signed by all of its members.

SECTION 7. All proceedings of the Executive Committee or any other committee of the Board of Directors shall be subject to revision or alteration by the Board of Directors, provided, however, that third persons shall not be prejudiced thereby.

ARTICLE IV

OFFICERS

SECTION 1. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, and shall elect a President, one or more Vice-Presidents, a Secretary, a Treasurer, and a Controller and such other officers or agents, as may be determined from time to time.

The Chairman of the Board of Directors and the President shall be chosen from among the directors and the Board of Directors shall designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Company. Other officers of the Company need not be directors.

Any two (2) of such offices, except those of President and Vice President, at the discretion of the Board of Directors, may be held by the same person.

SECTION 2. Officers of the Company shall be elected annually by the Board of Directors and shall hold office for one (1) year and until their successors are chosen and qualified, unless, in the election or appointment of an officer, it shall be specified that he holds his office for a shorter period. All officers of the Company shall hold office only during the pleasure of the Board of Directors and may be removed at any time by the affirmative vote of a majority of the Board of Directors.

SECTION 3. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of shareholders.

SECTION 4. The President shall preside at all meetings of the Board of Directors and shareholders at which the Chairman of the Board of Directors is not present.

In the absence or disability of the Chairman of the Board of Directors, or in the event the Board of Directors has not elected a Chairman, the duties of the office of the Chairman of the Board of Directors shall be performed by the President.

ARTICLE V

CAPITAL STOCK

SECTION 1. Certificates for shares shall be of such form and content as shall be approved by the Board of Directors. Certificates shall be signed by or bear the facsimile signatures of the President or a Vice-President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

SECTION 2. The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

SECTION 3. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these regulations, concerning the issue, transfer and registration of certificates for shares of the Company. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates to bear the signatures of either or both.

ARTICLE VI

SHAREHOLDERS - RECORD DATES

CLOSING OF TRANSFER BOOKS

The Board of Directors may fix a date not exceeding sixty (60) days preceding the date of any meeting of the shareholders or any dividend or distribution payment date or any date for the allotment of rights, or other matters provided by law, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereof or to receive such dividend, distribution, rights or such other matters as the case may be.

The Board of Directors may close the books of the Company against transfer of shares during the whole or any part of such period, including the time of such meeting of the shareholders or any adjournment thereof.

ARTICLE VII

INDEMNIFICATION

SECTION 1. The Company shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another Company, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

SECTION 2. The Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

SECTION 3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 and Section 2 of this Article VII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

SECTION 4. Any indemnification under Section 1 and Section 2 of this Article VII, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 and Section 2 of this Article VII. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company, or any person to be indemnified within the past five years, or (c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 4(a) of this Article VII or by independent legal counsel under Section 4(b) of this Article VII shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Company under Section 2 of this Article VII, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

SECTION 5. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Section 1 and Section 2 of this Article VII may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article VII.

SECTION 6. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 7. As used in this Article VII, references to “Company” includes all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

SECTION 8. No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Company, if such person performs his duties, including his duties as a member of any committee of the directors upon which he may serve, in good faith and in a manner he reasonably believes to be in the best interests of the Company, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director or an officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that are prepared or presented by: (1) one or more directors, officers, or employees of the Company whom the director or officer reasonably believes are reliable and competent in the matters prepared or presented; (2) counsel, public accountants, or other persons as to matters that the director or officer reasonably believes are within the person’s professional or expert competence; (3) a committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or these regulations, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence.

ARTICLE VIII

AMENDMENTS OF REGULATIONS

These regulations may be amended by the written assent of the holders of two-thirds (2/3) in interest of the outstanding stock of the Company, having voting power on such proposal, without meeting, or at any regular or special meeting of the shareholders of the Company having such voting power by vote of the holders of a majority of such voting power.